ACQUISITION AGREEMENT

     AGREEMENT, dated as of 1st day of December, 1996 but effective as the close of business on December 1, 1996, by and between INFRASTRUCTURE INTERNATIONAL, INC., a Nevada corporation (hereinafter called "III"), and the shareholders of GUANG HUI HIGHWAY PROJECT COMPANY LIMITED (hereinafter called "Shareholders").

                                    RECITALS

     WHEREAS, the Shareholders own or control in their respective capacities the right to sell, transfer and exchange all of the issued and outstanding shares of the capital stock of GUANG HUI HIGHWAY PROJECT COMPANY LIMITED (hereinafter referred to as "G H Highway Group") incorporated as a British Virgin Islands Corporation and its shareholdings in a subsidiary in the People's Republic of China (hereinafter collectively called the "G H Highway Group");

     WHEREAS, III wishes to acquire all of the issued and outstanding capital stock of the G H Highway in exchange for 8,430,000 shares of Common Stock, par value $0.001 per share of III (hereinafter referred to as the "III Common Stock"), representing approximately 87% of the issued and outstanding shares of III following the exchange, and 100,000 shares of Class B Preferred Stock with superior voting right always equivalent to 30% of total vote (hereinafter called "Class B Preferred Stock") on all corporate matters of III, and the infusion into G H Highway Group of cash of US$3,000,000 (Three Million United States Dollars);

     WHEREAS, the Shareholders wish to exchange their shares in the G H Highway Group for shares of the III Common Stock and Class B Preferred Stock and the infusion into G H Highway Group of cash in the amount of US$3,000,000 (hereinafter called "Consideration").

     NOW THEREFORE, in consideration of the premises herein contained and the mutual covenants hereinafter set forth, the parties hereto covenant and agree as follows:


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1.   EXCHANGE OF SECURITIES. Subject to the terms and conditions hereinafter set forth, at the time of closing referred to in Section 6 hereof  (hereinafter
     called  the  "Closing   Date"),   III  will  issue  and  deliver,   to  the
     Shareholders, 8,430,000 shares of III Common Stock and 100,000 shares of Class B Preferred Stock in exchange for which the Shareholders will deliver, or cause to be delivered to III, all of the issued and outstanding capital stock of the G H Highway Group. Immediately following this exchange, the Shareholders will own approximately 87% of the resulting issued and outstanding Common Stock of III. As additional consideration, III will issue to the Shareholders 100,000 shares of Class B Preferred Stock and infuse into the G H Highway Group as a capital contribution the sum of US$3,000,000. The Class B Preferred Stock has a voting right always equivalent to 30% of the total vote on all corporate matters of III.

2. REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDERS. The Shareholders represent and warrant to III, all of which representations and warranties shall be true as of the Closing Date, and shall survive the Closing Date for a period of two years therefrom, except as to the representations and warranties set forth in subsection (g) of this paragraph which shall survive for a period of three years from the Closing Date, and those set forth in subsection (h) of this paragraph which shall survive for either a period of twelve months from the Closing Date, or from the date when the accounts receivable become due and payable, whichever is later, that:

     a. The G H Highway Group and each of its subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of the jurisdiction of their incorporation and each has the corporate powers to own their property and carry on their businesses as and where it is now being conducted. Certified copies of the Memorandum & Articles of Association and the Bylaws for the G H Highway Group and each of its subsidiaries are attached hereto as Exhibit 1. These documents are true and correct copies of the Memorandum and Articles of Association and Bylaws of each company and include all of the amendments thereto to and including the Closing Date.


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
     b. The authorized share capital of the G H Highway Group is $50,000 consisting of one class and one series of shares divided into 50,000 shares of $1 par value each, of which two shares are presently issued and outstanding.

     c. The Shareholders have the full legal right and power to exchange their shares of the capital stock of the G H Highway Group upon the terms of this Agreement, and all such shares have been duly authorized, validly issued and are free and clear of any and all liens or other encumbrances.

     d. The consolidated financial statements audited and opined to by Arthur Andersen & Co., Certified Public Accountants, at and for the year ended September 30, 1996, attached hereto as Exhibit 2, constitute true and correct statements as of such date of the financial condition of the G H Highway Group and of its assets, liabilities and income, prepared in accordance with generally accepted accounting principles of the United States consistently applied, and that from September 30, 1996, until the Closing Date, no dividends or distributions of capital, surplus, or profits have been, or will be paid or declared by any member of the G H Highway Group in redemption of its outstanding shares other than in the ordinary course of business, and no additional debt or equity securities have been issued by any member of the G H Highway Group, nor have any agreements or commitments been entered into for the issuance of any such securities.

     e. Since September 30, 1996, no member of the G H Highway Group has engaged in any transaction other than transactions in the normal course of the operation of their business, except as specifically authorized by III in writing.

     f. No member of the G H Highway Group is involved in any pending or threatened litigation which could materially adversely affect its financial condition as shown on the balance sheet(s) as of September 30, 1996 (Exhibit 2 hereto), which has not been provided for on such balance sheet(s), referred to in such balance sheet(s) or disclosed to III in writing.


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
     g. Each member of the G H Highway Group has, and will have as of the Closing Date, good and marketable title to all of its property and assets as shown on Exhibit 2 hereto, free and clear of any and all liens, encumbrances or restrictions, except as shown on Exhibit 2 hereto, and except for taxes and assessments due and payable after the Closing Date and easements or minor restrictions with respect to its real property which do not materially affect either the present value or use of such real property.

     h.   The  inventories,  if any, of the G H Highway  Group as  reflected  in
          Exhibit 2, and as specifically set forth in separate schedules dated as of September 30, 1996, and attached hereto as Exhibit 3, are valued at the lower of cost or net realizable value.

     i. The accounts receivable of the G H Highway Group reflected in Exhibit 2, and as specifically set forth in separate schedules attached hereto at Exhibit 4, which are due and payable on or before the Closing Date shall be valid and collectible pursuant to their terms, and can reasonably be anticipated to be paid within twelve months after the Closing Date, or after the date when the accounts receivable become due and payable.

     j.   In  connection   with  their   acquisition  of  shares  of  III,  each
          Shareholder represents and warrants to III the following:

          (i) Each Shareholder has such knowledge and experience in financial and business matters so that the Shareholder is capable of evaluating the merits and risks of an investment in III.

          (ii) The III Common Stock is being acquired for the account of the individual Shareholder for investment only, and not with a view to, or for resale in connection with, any distribution of the III Common Stock within the meaning of the Securities Act of 1933, as amended (the "Securities Act").

          (iii)Each Shareholder acknowledges and agrees that the shares of III Common Stock have not been registered under the Securities Act,


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
               or the laws of any other jurisdiction according, under U.S. law, the III Common Stock cannot be sold or transferred by the Shareholder, unless the Common Stock is subsequently registered under applicable law or an exemption from registration is available. However, III is not required to register or assist in the registration of any III Common Stock, or to make any exemption from registration available. Each Shareholder further acknowledges and agrees that the share certificates evidencing the III Common Stock will bear a legend substantially in the following terms:

               THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE "REGISTERED SECURITIES" WITHIN THE MEANING OF THE SECURITIES ACT OF 1933. AS AMENDED, AND RULE 144 PROMULGATED THEREUNDER. THE SECURITIES MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE
               REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE ISSUER THAT THE SALE OR TRANSFER OF THE SECURITIES IS EXEMPT FROM REGISTRATION UNDER SAID ACT.

3. REPRESENTATIONS AND WARRANTIES OF III. III through its duly authorized representative represents and warrants to the Shareholders, all of which representations and warranties shall be true at the Closing Date, and shall survive the Closing Date for a period of three years therefrom, that:

     a. III is a corporation duly organized and validly existing and in good standing under the laws of the State of Nevada and has the corporate power to own its properties and carry on its business as it is now being conducted, has authorized capital stock consisting of 50,000,000 shares consisting of 25,000,000 common shares $0.001 par value per share, of which 1,250,000 shares are presently issued and outstanding, and 25,000,000 share of preferred stock, $0.001 par value per share, of which 3,000 shares are presently issued and outstanding. No other debt or equity securities of III are issued or outstanding as of the date hereof, and there does not now exist nor will there exist at the


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
          Closing Date any agreement or commitment to issue any such securities. True and correct copies of the Articles of Incorporation and Bylaws of III, as amended through the date hereof, are attached hereto as
          Exhibit 5, and no amendment shall occur through the Closing Date except as provided for by this agreement.

     b. III has the corporate power to execute and perform this Agreement and to deliver the shares required to be delivered to the Shareholders hereunder.

     c. The execution and delivery of this Agreement and the issuance of the shares required hereunder, will have been duly authorized by all necessary corporate action, and neither the execution nor the delivery of this Agreement, nor the issuance of the shares nor the performance, observance, or compliance with the terms and provisions of this Agreement, will violate any provision of law, any order of any court or other governmental agency, the Certificate of Incorporation or Bylaws of III nor any indenture, agreement or other instrument to which III is a party, or by which III is bound, or by which any of its property is bound.

     d. The shares of III Common Stock deliverable hereunder will, upon delivery in accordance with the terms hereof, be duly authorized, validly issued, fully paid and nonassessable, and will be free and clear of any lien, claim or other encumbrance.

     e. The financial statements audited by Mantyla, McReynolds & Associates, Ltd., Certified Public Accountants, at and for the year ended December 31, 1995 (The "III Financial Statements"), attached hereto as Exhibit 6, constitute true and correct statements as of such date of the financial condition of III and of its assets, liabilities and income, prepared in accordance with generally accepted accounting principals of the United States consistently applied, and that from December 31, 1995, until the Closing Date, no dividends or distributions of capital , surplus, or profits will be paid or declared by III in redemption of its outstanding shares or otherwise.


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
     f. Since December 31, 1995, III has not engaged in; and will not engage in, any transaction, other than transactions in the normal course of the operations of its business, except as specifically authorized by the Shareholders in writing.

     g. III is not involved in any pending or threatened litigation which would materially adversely affect its financial condition as shown by the balance sheet of December 31, 1995 (Exhibit 6 hereto), which has not been provided for on such balance sheet of referred to in such balance sheet or described on Exhibit 7 attached hereto.

     h. No representations, warranties or covenants of III in this Agreement or any certificate or other document furnished or to be furnished by III pursuant to this Agreement, contain, or will contain, a material misstatement of fact, or omit, or will omit, a material fact necessary to make the statements contained herein, or therein, not misleading. None of the officers or directors of III has knowledge of any act or matter, which may have a material adverse effect upon III or the securities of III.

     i. As of the date hereof, the shares of outstanding common stock of III are, and as of the Closing Date, such shares will be, registered under
          Section 13 or 15 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Copies of all reports (the "Reports") filed by III pursuant to Section 13 or 15 of the Exchange Act and the rules and regulations promulgated thereunder. The Reports (i) do not contain any untrue statement of a material fact, and (ii) do not omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, misleading.

     j. Except as previously described to the Shareholders in writing, III has no material liabilities of any nature except:

          (i) Liabilities reflected or reserved against in the III Financial Statements attached hereto; and


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
          (ii) Liabilities incurred by III subsequent to the date of the latest statement of financial condition submitted as part of the III Financial Statements in the ordinary course of business and consistent with past practice and disclosed in writing to the Shareholders. As used in this Section, "material" means amounts of $5,000 or more.

     k. In connection with its acquisition of the G H Highway Group, III hereby represents and warrants to the Shareholders the following:

          (i) III has such knowledge and experience in financial and business matters that III is capable of evaluating the merits and risks of an investment in the G H Highway Group.

          (ii) The shares of the G H Highway Group are being acquired for the account of III for investment and not with a view to, or for, resale in connection with, any distribution of such shares within the meaning of the Securities Act.

          (iii)III acknowledges and agrees that the shares of the G H Highway Group are not registered under the Securities Act, or the laws of any other jurisdiction. The shares of the G H Highway Group cannot be sold or transferred by III unless they are subsequently registered under applicable law or an exemption from registration is available. The Shareholders are not required to register or assist in the registration of the shares of the G H Highway Group or to make any exemption from registration available. III further acknowledges and agrees that the share certificates evidencing the shares of the G H Highway Group will bear a legend substantially similar to the legend set forth in Section 2(j)(iii) above.

          (iv) The Shareholders shall have received the representation and guarantee made personally by all members of Board of Directors of


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
               III that III has no loss and no liabilities of any kind prior to or at the Closing Date.

     l. Except as previously disclosed to the Shareholders in writing, there has not been with respect to III since December 31, 1995, nor shall there be with respect to III through the Closing Date:

          (i) Any event, condition or state of facts, which individually or in the aggregate, has resulted in any known adverse material change in condition (financial or otherwise), in the assets, liabilities, prospects or business of III taken as a whole;

          (ii) Any declaration, set aside or payment, directly or indirectly, or a distribution of assets, in the nature of a dividend or a partial liquidation, pro rata or otherwise;

          (iii)Any damage, destruction, loss or other casualty, whether or not covered by insurance, or any strike, work stoppage, slowdown, or other labor trouble materially adversely affecting the business or properties of III considered as a whole.

          (iv) Any material change in the method of recordkeeping employed by III.

          (v) Any issuance or sale of any capital stock, bond, debentures, notes or other securities;

          (vi) Any discharge or satisfaction of any lien or encumbrance or the payment of any obligation or liability, accrued, absolute or contingent, by such entity in excess of $5,000 in the aggregate other than liabilities shown in the latest III Financial Statements and liabilities arising out of obligations incurred since December 31, 1995, in the ordinary course of business and disclosed in writing to the Shareholders prior to the execution of this Agreement;

          (vii)Any amendment or termination of receipt of notice of any proposed amendment or termination of any material contract, franchise, agreement, plan, lease, license or permit to which III is party or by which it may be bound which materially affects or will affect the business of III as presently conducted;

          (viii)Any mortgage, pledge or subjection of any lien, charge, option or other encumbrance upon any of the property or assets, tangible or intangible, of III.

          (ix) Any sale, assignment, transfer or agreement to sell, assign or transfer any of the assets of III, or the making of any commitment, or the incurring of any material liability, or the cancellation or compromise or agreement to cancel or compromise any of the debts or claims of such entity;

          (x) Any sale, assignment or transfer, or agreement to sell, assign or transfer, any trademark or trade name, or application therefore, or computer software or hardware or any other proprietary information; or

          (xi) Any other material transaction or event other than in the ordinary course of business.

     m. Except as previously disclosed to the Shareholders in writing by III, III is not party to any of the following:

          (i) Collective bargaining agreements involving III and all other agreements with employees of III as a group;


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
          (ii) Bonus, deferred compensation, pension, profit sharing, stock option, stock purchase, incentive or retirement plans or other employee benefit arrangement;

          (iii)Employment agreements, contracts, or commitments, not terminable at will without penalty, with or between III and a director, officer or employee of III;

          (iv) Agreements of guarantee or indemnification from III to any person or entity;

          (v) Agreements, contracts or commitments containing any covenant limiting the right of III to engage in any line of business or complete with any person or entity;

          (vi) Agreements, contracts, or commitments to which III is a party or by which it is bound evidencing or providing for loans to others;

          (vii)Agreements,   contracts,   or  commitments  of  III  relating  to
               material future payments;

          (viii) Agreements, contracts or commitments relating to a merger, recapitalization, reorganization or the acquisition of assets or capital stock of any business enterprise;

          (ix) Government or government agency or authority approvals, consent, orders, registrations, authorizations, licenses and permits, and applications with respect thereto, which are material to the business and operations of III as currently conducted; or


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
          (x) Agreements, contracts or commitments which may require consent by any other person or entity in connection with the consummation of the transactions contemplated hereby either to prevent a breach or to continue the effectiveness hereof.

               During the period commencing with the date hereof and ending with the Closing Date, III will not enter into any such agreement, contract or commitment, or be subject of any such approval, consent, order, registration, authorization, license, permit or application without the prior written consent of the Shareholders.

     n. Subject to the terms and conditions hereof, the Board of Directors of III has duly approved this Agreement and its execution and the carrying out of the transactions contemplated herein.

     o. Prior to the Closing Date, III shall not negotiate, or directly or indirectly solicit, or propose to enter into any negotiations which have as their purpose the sale of the III Common Stock or all, or any material portion of the assets of, or a tender offer, merger or other acquisition proposal involving III or its assets, with any person other than the Shareholders.

     p. III hereby agrees, except as otherwise consented to or approved by the Shareholders in writing, that prior to the Closing Date, III will (i) operate its business substantially as now operated and only in its ordinary course, and, to the extent consistent with such operation and will use its best efforts to preserve its relationships with persons having business dealings with it, (ii) maintain all of its properties in customary repair, order the condition, reasonable wear and tear excepted, (iii) maintain its books, accounts and records in the usual, regular and ordinary manner, and in accordance with generally accepted accounting principles of the United States applied on a consistent basis, (iv) timely file all federal, state and local tax returns and reports, including, without limitation, income, franchise, excise, ad valorem, and other taxes with respect to its business and properties and to pay all taxes or assessments, except for taxes being contested


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
          in good faith by appropriate proceedings, as they become due, (v) maintain insurance upon its properties in accordance with sound business practice, (vi) comply in all material respect with all laws, regulations, rules and ordinances applicable to it and to the conduct of its respective business, and (vii) comply with any contracts, agreements, commitments, mortgages and similar instruments to which it is a party.

4. CONDITIONS TO THE OBLIGATIONS OF III. The obligations of III hereunder are subject to the following conditions:

     a. III shall not have discovered any material error or misstatement in any of the representations or warranties made by the Shareholders who are parties hereto, and all of the terms and conditions of this Agreement to be performed and complied with by the Shareholders, on or prior to the Closing Date, shall have been performed and complied with as of the Closing Date.

     b. III shall have received the opinion of Messrs. Vanderkam & Sanders, legal counsel for the G H Highway Group, to the effect that (i) each member of the G H Highway Group is duly organized and validly existing under the laws of the jurisdiction of its incorporation and has the power and authority to own their properties and to carry on their respective businesses wherever the same may be located and operated as of the Closing Date, and (ii) that this Agreement has been duly executed, and when delivered by the Shareholders is enforceable in accordance with its terms, subject to general principles of equity, and the valid exercise of police power. In rendering any such opinion, Vanderkam & Sanders may rely on opinions of counsel licensed to practice law in applicable jurisdictions where Vanderkam & Sanders is not so licensed.

5. CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDERS. The obligations of the Shareholders hereunder are subject to the following conditions:

     a. All representations and warranties of III made herein shall be true and correct as of the date made and as of the Closing Date, and all the terms and conditions of this Agreement to be performed and complied with by III on, or prior to the Closing Date, shall have been performed and complied by the Closing Date.

     b. There shall have been no substantial adverse change in the conditions, whether financial, business or otherwise of III from December 31, 1995 to the Closing Date, and between materially adversely affected as the result of any fire explosion, earthquake, flood, accident, strike, lockout, taking over of any assets by any governmental authorities, riot, activities of armed forces, or acts of God or of public enemies.

     c. The Shareholders shall have received the opinion of legal counsel for III, to the effect that (i) III is a corporation duly organized and validly existing under the laws of the State of Nevada, and that it has the power to own and operate its properties wherever the same may be located as of the Closing Date; (ii) that the Agreement has been duly executed and delivered by III and is enforceable against III in accordance with its terms; (iii) that the shares to be delivered to the Shareholders pursuant to the terms of this Agreement have been validly issued, are fully paid and nonassessable, and (iv) that the exchange of the shares herein contemplated does not require the registration of the III Common Shares pursuant to any Federal law dealing with the issuance, sale, transfer, and/or exchange of corporate securities.

6. CLOSING DATE. The closing shall take place at 10:00 a.m. Central Standard Time, on or before December 31, 1996, at such time and place as the parties hereto shall mutually agree.

7. ACTIONS AT CLOSING. At closing, III and the Shareholders will each deliver, or cause to be delivered to the other, the securities to be exchanged in accordance with Section 1 of this Agreement, and each party shall pay any and all taxes required to be paid in connection with the issuance and delivery of the securities being assigned by such party. All share certificates shall be in the name of the party to which the same are deliverable except the Shareholders shares which shall be duly endorsed or accompanied by a stock power executed in blank.

     In addition, the following shall occur at Closing:

     a.   III will deliver to the Shareholders:

          (i) Duly certified copies of all corporate resolutions and other corporate proceedings taken by III to authorize the execution, delivery and performance of the Agreement; (ii) the opinion of legal, counsel for III, as provided for in Section 5(c) hereof;
               (iii) a Certificate executed by a principal officer of III and each member of its Board of Directors and the holders of a majority of its Common Stock, attesting that all of the representations and warranties of III are true and correct as of the Closing Date, and that all of the conditions to the obligations of the Shareholders to be performed by III have been performed as of the Closing Date; (iv) a Certificate of Incumbency and Signatures of the officers of III dated as of the date of this Agreement and again as of the Closing Date; (v) the resignations of all directors and officers, auditors, consultants, consults and employees of III, which resignations shall contain an acknowledgement from each of them that they have no claims against III for loss of office or otherwise; (vi) all resignation certificates, statutory books, minute books and corporate seals of III, all accounts, books and all documents and papers in connection with the business affairs of III and all documents of title relating to III assets; (vii) a Certificate of Good Standing from the State of Nevada as of a recent date.

     b.   The Shareholders will deliver to III:

          (i) The opinion of Vanderkam & Sanders, counsel for the G H Highway Group, as provided for in Section 4(b) hereof; (ii) certificates of corporate good standing from the jurisdiction of incorporation as of a recent date for each member of the G H Highway Group;
               (iii) a certificate of the Shareholders, signed by each Shareholder, that each of the representations and warranties of the Shareholders is true and correct as of the Closing Date and that all of the conditions to the obligations of III to be performed by the Shareholders have been performed as of the Closing Date.

     c.   III will deliver to the G H Highway Group the sum of US$3,000,000.

8. DISSOLUTION OF BOARD OF DIRECTORS. Upon completion of the acquisition, the existing Board of Directors of III shall be dissolved and a new board shall be constituted by the G H Highway Group.

9. CONDUCT AND BUSINESS BOARD OF DIRECTORS, ETC. Between the date hereof and the Closing Date, the members of the G H Highway Group shall conduct their business in the same manner which it has heretofore been conducted, and the Shareholders will not permit any member of the G H Highway Group to (i) enter into any contract, agreement or commitment other than in the ordinary course of business, or (ii) declare or make any distribution of any kind to the Shareholders of the G H Highway Group, without first obtaining the written consent of III. Reciprocal requirements also apply to III.

10.  ACCESS TO PROPERTIES, BOOKS AND RECORDS.

     a. The Shareholders hereby grant to III and its duly authorized representatives, during normal business hours between the date hereof and the Closing Date, the right of full and complete access to the properties of the G H Highway Group and full opportunity to examine their books and records.

     b. III hereby grants to the Shareholders and their duly authorized representatives, during normal business hours between the date hereof and the Closing Date, the right of full and complete access to the properties of III and full opportunity to examine III's books and records.

11.  CONFIDENTIAL MATTERS.

     a. III acknowledges and agrees that during, and as a result of any discussions, furnishing of documents, III's own investigation, and otherwise, III shall have access to certain confidential information (as defined in subparagraph (b)). III hereby agrees for itself and for each of its officers, directors, employees, agents, representatives and affiliates:

          (i) to keep secret and confidential, and not to use directly or indirectly for its own benefit or the benefit of others or to the detriment of any of the Shareholders or of the G H Highway Group, each and every item of the Confidential Information, and to use the Confidential Information solely for the purpose of evaluating the transactions described herein; (ii) to restrict access to the Confidential Information to those of its officers, directors, employees, agents, representatives, consultants, financial advisors and potential investors who, in the performance of its or their duties, reasonably require access to the Confidential Information;
          (iii) to the best of its/their ability ensure that its officer, directors, employees, agents, representatives, consultants, financial advisors, potential investors and potential lenders who obtain access to Confidential Information maintain the secrecy and confidentiality thereof, and do not use, directly or indirectly, any such Confidential Information for its or their own benefit, or the benefit of others, or disclose any of the Confidential Information to any person or entity not entitled to the same pursuant to the terms hereof without the written consent of the Shareholders and G H Highway Group; and (iv) to use the Confidential Information for no other purpose other than those specifically authorized hereunder.

     b. For purpose of this Agreement, "Confidential Information" shall include, but not limited to, (i) all prior, subsequent or derivative drafts hereof, and all information contained or described in the Exhibits and Schedules attached hereto; (ii) the identity of the Shareholders and the members of the G H Highway Group; (iii) the nature, structure and terms of the transactions described herein and contemplated hereby, and any arrangements related thereto; (iv) all information pertaining or relating to, or arising out of or in connection with, any of the foregoing, regardless of the source of such information, projections, financial margins, or any other information relating to the transactions described herein or to the Shareholders or the G H Highway Group, including, but not limited to customer lists, trade secrets, computer programs, products being developed, marketed, and distributed by either the Shareholders or G H Highway Group, engineering, technical and scientific data, tapes, designs, skills, procedures, formulations, methods, drawings, facilities, information and know-how, and other confidential information regarding the Shareholders or the G H Highway Group.

     c. III further agrees that it shall deliver to the Shareholders and its counsel for prior approval, all proposed press releases, reports or forms to be filed with the Securities and Exchange Commission, and other statements; disclosures or reports regarding the transactions or matters described herein, contemplated hereby, or related hereto.

     d. The provisions of this Section and the agreements by III as set forth in this Section shall apply whether or not the Shareholders actually acquire III, and accordingly, shall continue to apply after any termination of the discussions regarding said acquisition for whatever reason, and shall have no termination or expiration date.

     e. III agrees that the disclosure of any of the Confidential Information would cause immediate and irreparable harm to the Shareholders and to the G H Highway Group for which damages would not constitute adequate compensation, and that in the event that III has violated or is about to violate any provision of this Agreement, any of the Shareholders, or the G H Highway Group, may bring an action for and obtain injunctive relief in any court having jurisdiction over III or its assets without providing a bond or other security. Each Shareholders and/or the G H Highway Group may recover their attorneys fees and other costs incurred in the successfully enforcement of this Agreement, or their rights hereunder, or in recovering damages for a breach hereof.

12. BROKERAGE FEE. Each party hereto represents that no broker have been employed in this transaction for which the other party could or will become liable.

13. COSTS AND EXPENSES. Each party hereto shall pay its own costs and expenses incident to the preparation of this Agreement and to the consummation of the transactions contemplated herein.

14.  MISCELLANEOUS.

     a.   This  Agreement  shall  be  controlled,   construed  and  enforced  in
          accordance with the laws of the State of Nevada.

     b. This Agreement shall not be assignable by either party without the prior written consent of the other.

     c.   All paragraph headings herein are inserted for convenience only.

     d. This Agreement may be executed in multiple identical counterparts, each of which shall be deemed an original, and which when taken together, shall constitute one and the same instrument.

     e. The Agreement sets forth the entire understanding between the parties and there are no terms, conditions, representations or warranties other than those contained herein, and no amendments hereto shall be valid unless in writing and signed by all parties hereto.

     f. This Agreement shall be binding upon and shall inure to the benefit of the heirs, executors, administrators, successors and assigns of the Shareholders and upon the successors and assigns of III.

     g. All notices, requests, instructions, or other documents to be given hereunder shall be in writing and sent by registered mail:

          If to the Shareholder,
          then: To the names and addresses set out on the signature page under the heading "Shareholders".

          With copies to:                Vanderkam & Sanders
                                         Attn: Hank Vanderkam
                                         440 Louisiana, Ste. 475
                                         Houston, Texas 77002

          If to III, then:               INFRASTRUCTURE INTERNATIONAL, INC.
                                         2440 South Progress Drive
                                         Salt Lake City, UT 84119

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and III has caused its corporate seal to be affixed hereto as of the date and year first above written.


                                    "III"

Attest:                             INFRASTRUCTURE
                                    INTERNATIONAL,
                                    INC.



By:  /s/ illegible                  BY:  /s/ illegible
   ---------------------------         ---------------------------
   Secretary    Zebin Xu               President



"Shareholders"


/s/ illegible
-----------------------------
Name

Room 5301, Central Plaza
18 Harbour Road
Wanchai, Hong Kong



/s/ illegible
-----------------------------
Name

Room 5301, Central Plaza
18 Harbour Road
Wanchai, Hong Kong